Exhibit 10.13

MICROSOFT CORPORATION

NON-QUALIFIED STOCK OPTION FOR PURCHASE OF STOCK

(Granted Under the Microsoft Corporation 1999 Stock Option Plan For Non-Employee Directors)

Grant Number «GrantNumber»

FOR VALUABLE CONSIDERATION, Microsoft Corporation (the “company”), does on, «GrantDate» hereby grant to «FirstName» «Name» (the “optionee”), the option to purchase «Shares» shares of the Common Stock of the Company (the “Option Shares”) for a price of «OptionPrice» per share, subject to the following terms and conditions:

1. Upon acceptance of said grant, the Optionee agrees to continue to serve as director of the Company for the remainder of the term for which Optionee was elected.

2. Vesting Schedule: (a) The right to exercise this option shall vest as follows: subject to the remaining terms of this Agreement, the right to purchase one-eighth of the shares covered hereby shall vest on «VestDate», and the right to purchase additional one-eighth increments of the shares covered hereby shall vest at six-month intervals thereafter, such that this option becomes fully vested fifty-four (54) months.

3. This option shall expire ten (10) years from the date of the granting hereof, but shall be subject to earlier termination as follows:

a. In the event of the death of Optionee, the option granted herein may be exercised, to the extent exercisable on the date of death pursuant to paragraph 2 above, by the estate of the Optionee, or by any person or persons who acquired the right to exercise such option by will or by the laws of descent and distribution. The option must be exercised within the earlier of (i) one hundred eighty (180) days after the date of death of Optionee or (ii) the date on which the option expires by its terms.

b. In the event an Optionee ceases to be director of the Corporation, other than by reason of his or her death, the options granted herein may be exercised, to the extent exercisable on the date such person ceases to be a director, within the earlier of (i) one hundred eighty (180) days after the date such person ceases to be a director and (ii) the date on which the option expires by its terms.

4. The Change of Control provisions on Section 9 of the Microsoft Corporation 1999 Stock Plan for Non-Employee Directors (the “Plan”) shall, in appropriate circumstances, modify the application of paragraphs 2 and 3 above.

5. The Optionee shall indicate his intention to exercise the option hereby granted by giving written notice, signed by the Optionee or an authorized representative of Optionee, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares, which payment may be in whole or in part in shares of the common stock of the Company already owned by the optionee or optionee’s representative, valued at fair market value on the date of payment (as determined pursuant to Section 7(c) of the Plan).

6. This option is not assignable or transferrable by Optionee otherwise than by will or laws of descent and distribution, and said option shall be exercisable during the lifetime of Optionee only by him or her; provided that the Board may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

7. Neither the optionee nor his or her successors in interest shall have any rights as a stockholder of the Company with respect to any shares granted herein until the Optionee or his or her successors become a holder of record of such shares.

8. In the event that the outstanding shares of the common stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in capital stock, appropriate adjustment shall be made in the number and kind of shares subject to any unexercised portion of the option granted herein such that the proportionate interest of Optionee shall be maintained as before the occurrence of such event. Such adjustment shall be made without change in the total price applicable to the unexercised portion of this option, but with a corresponding adjustment in the option price per share.

9. The Company may delay the issuance of shares covered by the exercise of this option and the delivery of a certificate for shares purchased pursuant to this option until one of the following conditions shall be satisfied:

a. The shares being purchased under this option are at the time of issue or transfer effectively registered under applicable federal securities laws now in force or hereafter amended; or

b. Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that the shares are exempt from registration under applicable federal securities laws now in force or hereafter amended.

The company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering option shares granted hereunder.

10. Unless the Shares granted hereunder have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue or transfer any shares covered by this option unless the Optionee or Optionee’s successors in accordance with section 5 above, shall give a written representation and undertaking to the company and upon which, in the opinion of such counsel, the Company may reasonable rely that Optionee is acquiring the shares for his or her own account as an investment and not with the view to, or for sale in connection with, the distribution of such shares, and that Optionee will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued or transferred without such registration, a legend to this effect may be placed upon the certificate representing the shares.

11. This option is granted pursuant to the Plan and the terms of the Plan are controlling.

EXECUTED at Redmond, Washington, the day and year first above written.

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